                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-135699 on Form S-4 of our report dated July 4, 2006 (September 18, 2006 as to the effects of the restatement discussed in Note 24), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2005, 2004 and 2003 financial statements, relating to the financial statements of Castlewood Holdings Limited appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and of our report dated July 4, 2006 (September 18, 2006 as to the effects of the restatement discussed in Note 3), relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Castlewood Summary Historical Financial Data" and "Experts" in such Proxy Statement/Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche
Hamilton, Bermuda

September 19, 2006